Exhibit 99.1

ExamWorks Signs Agreement to Acquire MES Group, Inc.

EXAM to Host a Conference Call on Tuesday, January 11th at 5:00 p.m. ET

ATLANTA, GA., January 11, 2011 --ExamWorks Group, Inc. (NYSE: EXAM), the nation’s leading provider of independent medical examinations (IMEs), peer reviews, bill reviews and related services, announced today that the Company has entered into a definitive agreement to acquire all of the outstanding stock of MES Group, Inc. (MES).  MES, based in The Woodlands, Texas, provides independent medical examinations, peer reviews and utilization reviews to the automotive, disability, liability and workers’ compensation markets. The acquisition excludes MES’ Veterans Evaluation Services business.  For 2010, the IME and peer review divisions of MES are expected to have approximately $129 million in annual revenue.  ExamWorks would have had pro forma revenue of approximately $270 million and estimated pro forma adjusted EBITDA of approximately $51.8 million for the nine months ended September 30, 2010 if the MES acquisition and all other acquisitions by ExamWorks during 2010 occurred on January 1, 2010.  Excluding MES, ExamWorks had pro forma revenue and adjusted EBITDA of $170.4 million and $34.2 million, respectively, for the nine months ended September 30, 2010. The transaction which is expected to close in the first quarter of 2011 is subject to customary closing conditions and regulatory approval.

Under the terms of the agreement, the purchase price is approximately $210 million and consists of $175 million of cash consideration, 1,424,501 shares of ExamWorks stock with a contractual value of pproximately $25 million and up to $10 million of assumed debt. ExamWorks intends to finance the cash portion of the transaction using cash on hand and the Company’s senior revolving credit facility.   We expect the acquisition to be accretive to EBITDA and cash earnings.

Commenting on today's announcement, Richard E. Perlman, Executive Chairman of ExamWorks, said: "This combination will deliver greater value for our clients, physicians, employees and shareholders.  MES has demonstrated strong and consistent organic revenue growth over its 33 year history. The company’s medical panel and national account program complement ExamWorks existing infrastructure. ExamWorks’ national network of local offices and service professionals are positioned to serve these national accounts by continuing to provide enhancements to the industry’s highest quality IME services and increasing the volume of IME-related referrals to our physicians.  The development of national accounts is a key strategic objective for ExamWorks.  Coupled with our similar cultures and unique global opportunities, we think this is the perfect opportunity for everyone.”

“This transaction is a winning combination for all stakeholders,” said George C. Turek, CEO and founder of MES Group. “Our clients can anticipate receiving the highest quality IME services, continuity of relationships and access to evidence-based services and market specific analytics to assist in the management of health cost containment. We have developed and retained the industry’s most productive and knowledgeable professionals. ExamWorks management expertise, international footprint and diversified service portfolio will provide exciting opportunities as the industry and professionals enter the next phase of growth.”

William Blair & Company and Raymond James were the respective financial advisors to ExamWorks and MES on the transaction.

Conference Call on January 11, 2011

ExamWorks will host a conference call and live webcast on Tuesday, January 11, 2011 at 5:00 p.m. Eastern Time and 2:00 p.m. Pacific Time to discuss the acquisition. A live webcast of the call can be accessed through ExamWorks’ website at:

http://investorrelations.examworks.com

Please log in at least 10 minutes prior to the conference call in order to download the applicable audio software. Interested parties may participate live via telephone by dialing (800) 706-7748 in the U.S. or (617) 614-3473 internationally with access code 41683366. Following the conclusion of the call, a replay of the webcast will be available at the company's web site within four hours. Alternatively, a telephonic replay of the call will be available at 7:00 p.m. Eastern Time (4:00 p.m. Pacific Time), and can be accessed until January 21, 2011 at midnight Eastern Time, by calling (888) 286-8010 in the U.S. or (617) 801-6888 internationally, with access code 61425800. From time to time, additional information regarding non-GAAP financial measures may be made available on the company's website.

About ExamWorks Group

ExamWorks Group, Inc. is a leading provider of independent medical examinations, or "IMEs", peer and bill reviews, and related services, which include, litigation support services, administrative support services, and medical record retrieval services, and which we collectively refer to as IME services or the IME industry. We provide these IME services through our medical panel of independently contracted, credentialed physicians and other medical providers. Our clients include property and casualty insurance carriers, law firms, third-party claim administrators and government agencies that use independent services to confirm the veracity of claims by sick or injured individuals for workers' compensation, automotive, personal injury liability and disability insurance coverage. We help our clients manage costs and enhance their risk management processes by verifying the validity, nature, cause and extent of claims, identifying fraud and providing fast, efficient and quality IME services. ExamWorks is focused on providing carriers a national presence while maintaining the local service and capabilities they need and expect.

About MES

Founded in 1978 and a pioneer in the IME industry, MES is a privately-held provider of independent medical examinations, peer reviews, bill reviews and utilization reviews to the automotive, disability, liability and workers’ compensation markets.  MES is the most highly accredited IME company in the industry.

Non-GAAP Financial Measures

In connection with the ongoing operation of our business, our management regularly reviews adjusted EBITDA, a non-GAAP financial measure, to assess our performance. We define adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition-related transaction costs, share-based compensation expenses, and other non-recurring costs. We believe that adjusted EBITDA is an important measure of our operating performance because it allows management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition related costs, income tax status, and other items of a non-operational nature that affect comparability. For a reconciliation of pro forma adjusted EBITDA to net loss, the most comparable GAAP measure, for ExamWorks for the nine months ended September 30, 2010, excluding the MES acquisition and the Royal Medical acquisition announced in December, please refer to our prospectus dated October 27, 2010 filed with the Securities and Exchange Commission.   For the nine months ended September 30, 2010, the IME and peer review divisions of MES had unaudited net income of $5.8 million, which results in approximate and estimated adjusted pro forma EBITDA for the period of  $16.7 million after aggregate adjustments of $10.9 million, consisting of $4.0 million of estimated income taxes, $0.7 million of recorded depreciation and amortization, and $6.2 million of other contractual reductions to selling, general and administrative expenses, resulting in estimated and approximate pro forma adjusted EBITDA for ExamWorks for the period, including MES and Royal, of approximately $51.8 million.

We believe that various forms of the adjusted EBITDA metric are often used by analysts, investors and other interested parties to evaluate companies such as ours for the reasons discussed above. Additionally, adjusted EBITDA is used to measure certain financial covenants in our credit facility. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors as well as in our incentive compensation programs for our employees, excluding our senior management.

 Non-GAAP information should not be construed as an alternative to GAAP information, as the items excluded from the non-GAAP measures often have a material impact on our financial results. Management uses, and investors should use, non-GAAP measures in conjunction with our GAAP results.

Forward Looking Statements

Statements made in this press release that express ExamWorks’ or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which ExamWorks intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate", or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.  Forward-looking statements may include information concerning ExamWorks’ possible or assumed future results of operations, including descriptions of ExamWorks’ revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to ExamWorks’ operations and business environment, all of which are difficult to predict and many of which are beyond ExamWorks’ control. Although ExamWorks believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many uncertainties and factors could affect ExamWorks’ actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including but not limited to: our limited operating history; our ability to implement our growth strategy and acquisition program; our ability to integrate completed acquisitions; our expansion into international markets; our ability to secure additional financing; regulation of our industry; our information technology systems; our ability to protect our intellectual property rights and other information; our ability to compete successfully with our competitors; our ability to retain qualified physicians and other medical providers for our medical panel; our ability to retain our clients; our ability to provide accurate health-related risk assessment analyses of data; our ability to retain key management personnel; and restrictions in our credit facility and future indebtedness.  In addition, the risks discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of our registration statement on form S-1 and other filings with the Securities and Exchange Commission could cause actual results to differ materially from the results anticipated by forward looking statements.

You should keep in mind that any forward-looking statement made by ExamWorks herein, or elsewhere, speaks only as of the date on which made. ExamWorks expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in ExamWorks’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

CONTACT:

SOURCE: ExamWorks Group, Inc.

ExamWorks Group, Inc.

J. Miguel Fernandez de Castro, 404-952-2400

Senior Vice President and Chief Financial Officer

investorrelations@examworks.com

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